UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2013

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5 Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

On December 31, 2013, Lone Pine Resources Inc. (“Lone Pine” or the “Company”) issued a press release, attached hereto as Exhibit 99.1, announcing that it had filed with the Court of Queen’s Bench of Alberta (the “Court”) a supplement (the “Plan Supplement”) to its previously-filed plan of compromise and arrangement under the Companies’ Creditors Arrangement Act (“CCAA”), together with an amended and restated plan of compromise and arrangement (as amended, the “Plan”) giving effect to certain amendments referred to in the Plan Supplement.

On January 6, 2014, the Company issued a press release, attached hereto as Exhibit 99.2, announcing that affected creditors of the Company and its subsidiaries have approved, by the required majorities at meetings held on January 6, 2014, Lone Pine’s previously-announced Plan under the CCAA. The Plan was approved at the respective creditors’ meeting of each company by over 98% of the number of affected creditors who voted on the Plan holding, in each case, more than 99% of the proven claims of all voting creditors of that company.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.                                        Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated December 31, 2013.
99.2	Lone Pine Resources Inc. press release dated January 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated: January 7, 2014	By:	/s/ Charles R. Kraus
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated December 31, 2013.
99.2	Lone Pine Resources Inc. press release dated January 6, 2014.